ALFACOURSE INC.

INVESTMENT CONFIRMATION

The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase __5,000,000__ shares of the common stock of Alfacourse Inc., a Nevada corporation (the "Company"), for a purchase price of $5,000.00, or $0.001 per share. Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either delivering a check made payable to “Alfacourse Inc.” or sending a wire transfer payment to the Company’s account at:

Bank Name:

Bank of America

Phone:

716-881-2915

Bank Address:    495 Elmwood Ave., Buffalo, NY 14222

SWIFT

BOFAUS3N

Routing Number:  026009593

Account Number: 483059013885

Beneficiary Name: Alfacourse Inc.

Beneficiary Address: 5660 Strand Court Unit #A3 Naples, FL 34110

The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any.

The undersigned understands that an investment in the shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The undersigned is further aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company. The undersigned understands that the price of the stock purchased hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company.

December 8, 2016

Date:

Amount of Investment:  $5,000,000.00

Number of Shares:  5,000,000

OLEG JITOV

22 Cruagh Wood

Stepaside, Dublin 18

1.	Print Full Name of Investor:

First, Middle, Last

2.	Permanent Address of Investor:

Ireland

3	Signature of Investor:	√ Oleg Jitov

If Investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.